AGREEMENT

This Agreement is dated as of August 1, 2011 (the “Agreement”) by and between CyberDefender Corporation, a Delaware corporation (“Company”) and Gary Guseinov (“Guseinov”).  For good and valuable consideration, the Company and Guseinov agree as follows:

1.           Transfer of Shares.  Guseinov agrees to transfer 2 million shares of the Company’s common stock owned by Guseinov to the Company’s treasury within fifteen days of the date of this Agreement without any consideration of any sort.

2.           Necessary Acts.  Each party to this Agreement hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Agreement and the transactions contemplated hereby.

3.           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, exclusive of conflicts of laws provisions.

4.           Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts by the parties hereto all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CYBERDEFENDER CORPORATION

By:
Kevin Harris
Chief Financial Officer

Gary Guseinov